UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 9, 2005

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification No.)
or organization)

20245 SW 95th Avenue	97062
Tualatin, Oregon	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (503) 692-8001

Former name or former address if changed since last report:
No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOJECT MEDICAL TECHNOLOGIES INC.
FORM 8-K
INDEX

Item	Description	Page

Item 1.01	Entry into a Material Definitive Agreement	2

Item 9.01	Financial Statement and Exhibits	2

Signatures		3

Item 1.01  Entry into a Material Definitive Agreement

We granted restricted stock unit awards to our non-employee directors and the following executive officers pursuant to our 1992 Stock Incentive Plan as follows:

Executive Officer	Grant Date	Number of Shares	Per Share Fair Market Value on Date of Grant	Vesting
James C. O’Shea	12/08/05	30,000	$1.50	(2)
Chairman, Chief Executive Officer and President

J. Michael Redmond	12/08/05	5,150	$1.50	(2)
Senior Vice President, Business Development

John Gandolfo (1)	12/08/05	21,500	$1.50	(2)
Former Chief Financial Officer and Vice President of Finance

Director
Dr. Randal D. Chase	06/09/05	3,000	$1.14	(3)
William A. Gouveia	06/09/05	3,000	$1.14	(3)
Eric T. Herfindal	06/09/05	3,000	$1.14	(3)
Sandra Panem, Ph.D.	06/09/05	3,000	$1.14	(3)
Richard J. Plestina	06/09/05	3,000	$1.14	(3)
John Ruedy, M.D.	06/09/05	3,000	$1.14	(3)

(1)                                  Mr. Gandolfo’s employment terminated in May 2006.

(2)                                  Vests as to ½ on December 8, 2006 and ½ on December 8, 2007.

(3)                                  Vests as to ½ on December 9, 2005 and ½ on June 9, 2006.

Item 9.01  Financial Statements and Exhibits

(d)   Exhibits

The following exhibits are filed herewith and this list is intended to constitute the exhibit index:

10.1                           Form of Restricted Stock Unit Award Agreement for December 8, 2005 grants.

10.2                           Form of Restricted Stock Unit Award Agreement for June 9, 2005 grants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 27, 2006	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)
/s/ CHRISTINE M. FARRELL
Christine M. Farrell
Vice President of Finance
(Principal Financial and Accounting Officer)